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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Regal Cinemas, Inc. on Form S-4 for $200,000,000 8-7/8% Senior Subordinated Debentures due 2010 of our report on the financial statements of Act III Cinemas, Inc. dated March 25, 1998, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Portland, Oregon
December 29, 1998